ETFs Liquidated:
iShares Asia Developed Real Estate
ETF (IFAS)
iShares FTSE China ETF (FCHI)
iShares MSCI All Country Asia ex
Japan Small-Cap ETF (AXJS)
iShares MSCI All Country Asia
Information Technology ETF (AAIT)
iShares MSCI Emerging Markets
Consumer Discretionary ETF (EMDI)
iShares MSCI Emerging Markets
EMEA ETF (EEME)
iShares MSCI Emerging Markets
Energy Capped ETF (EMEY)
iShares MSCI Emerging Markets
Growth ETF (EGRW)
iShares MSCI Emerging Markets
 Value ETF (EVAL)
iShares North America
Real Estate ETF (IFNA)